FIRST AMENDMENT TO CREDIT AGREEMENT

This FIRST AMENDMENT TO CREDIT AGREEMENT (the “Amendment”) is dated effective as of the 29th day of August, 2016, by and between KSIX MEDIA HOLDINGS, INC., a Nevada corporation (the “Borrower”), KSIX MEDIA, INC., a Nevada corporation, BLVD MEDIA GROUP, LLC., a Nevada limited liability company, KSIX LLC, a Nevada limited liability company, DIGITIZEIQ LLC, an Illinois limited liability company (collectively, the “Corporate Guarantors”), CARTER MATZINGER, an individual (the “Validity Guarantor,” and together with the Borrower and the Corporate Guarantors, collectively, the “Credit Parties”), and TCA GLOBAL CREDIT MASTER FUND, LP, a Cayman Islands limited partnership (the “Lender”).

RECITALS

WHEREAS, the Borrower, the Corporate Guarantors, and the Lender executed that certain Senior secured Credit Facility Agreement dated as of November 30, 2015 but made effective as of February 24, 2016 (as amended, supplemented, renewed or modified from time to time, the “Credit Agreement”); and

WHEREAS, pursuant to the Credit Agreement, the Borrower executed and delivered to Lender that certain Convertible Promissory Note dated as of November 30, 2015, but made effective as of February 24, 2016, evidencing an aggregate amount of Loans under the Credit Agreement in the original face amount of $750,000.00 (such Convertible Note, together with any other amendments, renewals, substitutions, replacements or modifications from time to time, collectively referred to as the “Original Convertible Note”); and

WHEREAS, in connection with the Credit Agreement and the Original Convertible Note, the Credit Parties executed and delivered to the Lender various ancillary documents referred to in the Credit Agreement as the “Loan Documents”; and

WHEREAS, the Borrower’s obligations under the Credit Agreement and the Original Convertible Note are secured by the following, all of which are included within the Loan Documents: (i) the Security Agreements; (ii) the Guarantee Agreements; (iii) the Pledge Agreement; (iv) the Validity Certificate; and (v) UCC-1 Financing Statements naming the Borrower and the Corporate Guarantors, as debtors, and Lender, as secured party (the “UCC-l’s”), among other Loan Documents; and

WHEREAS, the Credit Parties desire to enter into certain agreements with respect to the Credit Agreement, the Original Convertible Note, and the other Loan Documents, all as more specifically set forth in this Amendment;

NOW, THEREFORE, in consideration of the premises and the mutual covenants of the parties hereinafter expressed and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, each intending to be legally bound, agree as follows:

1. Recitals. The recitations set forth in the preamble of this Amendment are true and correct and incorporated herein by this reference.

2. Capitalized Terms. All capitalized terms used in this Amendment shall have the same meaning ascribed to them in the Credit Agreement, except as otherwise specifically set forth herein. In addition, the other definitional and interpretation provisions of Sections 1.2, 1.3 and 1.4 of the Credit Agreement shall be deemed to apply to all terms and provisions of this Amendment, unless the express context otherwise requires.

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3. Conflicts. In the event of any conflict or ambiguity by and between the terms and provisions of this Amendment and the terms and provisions of the Credit Agreement, the terms and provisions of this Amendment shall control, but only to the extent of any such conflict or ambiguity.

4. Outstanding Balance. The Borrower acknowledges and agrees that the aggregate amount of all Obligations due and owing under the Credit Agreement and other Loan Documents, as of August 29, 2016, is $632,073.12. The Outstanding Balance is comprised of: (i) principal, accrued and unpaid interest, and other fees (other than Advisory Fees) due under the Credit Agreement and other Loan Documents as of August 29, 2016 in the amount of $332,073.12 (the “Principal Obligations”); and (ii) amounts outstanding, due and owing in connection with Advisory Fees due under the Credit Agreement in the aggregate amount of $300,000 as of August 29, 2016 (the “Advisory Fee Obligations”). The Borrower and the Lender agree that the Principal Obligations shall be evidenced by the “First Replacement Notes” (as hereinafter defined), and such Principal Obligations shall continue to accrue interest as set forth in the Credit Agreement and Loan Documents, including the First Replacement Notes. The Borrower and Lender agree that interest on the Advisory Fee Obligations shall accrue from and after August 29, 2016 at the rate of fifteen percent (15%) per annum. If Borrower prepays the Advisory Fee Obligations in full, such prepayment shall only include interest accrued through the day such prepayment is received by Lender. The Principal Obligations and the Advisory Fee Obligations shall be paid in accordance with Section 7 below.

5. Modification of Note. From and after the date hereof, the Original Convertible Note shall be and is hereby severed, split, divided and apportioned into two (2) separate and distinct replacement notes, as follows:

(a) First Replacement Convertible Note A evidencing a principal indebtedness of Fifty Three Thousand Four Hundred Fifty-Two and 33/100 Dollars ($53,542.33), which is being executed and delivered by Borrower to Lender simultaneously herewith (the “First Replacement Note A”). First Replacement Note A shall be and remain secured by the Security Agreements, the Guarantee Agreements, the Pledge Agreement, the Validity Certificate, the UCC-1 ’s, and all other applicable Loan Documents.

(b) First Replacement Convertible Note B evidencing a principal indebtedness of Two Hundred Seventy-Eight Thousand Five Hundred Thirty and 79/100 Dollars ($278,530.79)(as of August 29, 2016), which is being executed and delivered by Borrower to Lender simultaneously herewith (the “First Replacement Note B”, and together with First Replacement Note A, collectively, the “First Replacement Notes”). First Replacement Note B shall be and remain secured by the Security Agreements, the Guarantee Agreements, the Pledge Agreement, the Validity Certificate, the UCC-l’s, and all other applicable Loan Documents.

(c) The First Replacement Notes are being executed and delivered simultaneously herewith in substitution for and to supersede the Original Convertible Note in its entirety. It is the intention of the Borrower and Lender that while the First Replacement Notes replace and supersede the Original Convertible, in its entirety, they are not in payment or satisfaction of the Original Convertible Note, but rather are the substitute of one evidence of debt for another without any intent to extinguish the old. Nothing contained in this Amendment or in the First Replacement Notes shall be deemed to extinguish the indebtedness and obligations evidenced by the Original Convertible Note or constitute a novation of the indebtedness evidenced by the Original Convertible Note.

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(d) Notwithstanding the splitting of the Original Convertible Note into the First Replacement Notes in the principal amounts as contemplated by this Amendment, Borrower understands and acknowledges that all sums received by Lender in payment of the First Replacement Notes, or either one of them, shall be applied by Lender in accordance with the terms of the Credit Agreement, first to outstanding fees, charges and other costs due and payable under the Credit Agreement and other Loan Documents, second to accrued and unpaid interest, and last to outstanding principal. By way of example, and not in limitation, if First Replacement Note A is sold as contemplated under the Debt Purchase Agreement, as hereinafter defined, upon Lender’s receipt of the purchase price therefor, such amounts received by Lender shall be applied to the aggregate amount of all Obligations in the order described above. Specifically, the Credit Parties acknowledge that sums received by Lender (or Lender’s counsel) in payment of the First Replacement Notes, or either one of them, may be first applied by Lender towards legal fees incurred by Lender in connection with this Amendment and the Debt Purchase Agreement, before applying any remaining sums in accordance with the terms of the Credit Agreement.

(e) Borrower understands and acknowledges that in connection with the Debt Purchase Agreement, it may be necessary or desirable, in Lender’s sole and absolute discretion, to have the Borrower further sever, split, divide and apportion the First Replacement Notes further to accomplish the sale of the Outstanding Claims to Purchaser, as more specifically set forth in the Debt Purchase Agreement. In that regard, within no later than three (3) Business Days after request therefor is made by Lender to Borrower from time to time, the Borrower agrees to further sever, split, divide and apportion the First Replacement Notes, or any of them (or any replacement notes issued in replacement thereof from time to time), and to execute and deliver such replacement notes to Lender within such time frames as required or requested by Lender from time to time.

6. Sale of Replacement Notes.

(a) The parties acknowledge that Lender is entering into this Amendment, in part, in connection with the contemplated sale of the indebtedness represented by the First Replacement Notes, or portion thereof, to Salksanna, LLC, or any other Person who may from time to time seek to purchase any of such indebtedness (any such Person hereinafter referred to as a “Purchaser”) under the terms of a Debt Purchase Agreement (the “Debt Purchase Agreement”) to be entered into between a Purchaser, Lender, and Borrower. In that regard, the Credit Parties hereby represent and warrant to Lender as follows, which representations and warranties shall be true and correct as of the date hereof, and which representations and warranties shall be deemed re-made and be true and correct as of each sale of the First Replacement Notes, or any one of them (or any replacement notes issued in replacement thereof from time to time) to any Purchaser from time to time:

(i) All amounts of any nature or kind due and owing by the Borrower to Lender under the Credit Agreement and the other Loan Documents, and represented by the First Replacement Notes or any other Loan Documents (collectively, the “Outstanding Claims”) are bona fide Outstanding Claims against the Borrower and are enforceable obligations of the Borrower arising in the ordinary course of business, for services and financial accommodations rendered to the Borrower by Lender in good faith. The Outstanding Claims are currently due and owing and are payable in full.

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(ii) The amount of the First Replacement Notes, respectively and as applicable, represent the amount due to Lender with respect thereto as of the date thereof, and neither the Borrower, nor the Corporate Guarantors, are entitled to any discounts, allowances or other deductions with respect thereto. The aggregate amount of the indebtedness evidenced by the First Replacement Notes was funded by Lender to Borrower at least [X] six months preceding the date hereof, or [  ] one year preceding the date hereof.

(iii) The Outstanding Claims are not subject to dispute by the Credit Parties, and the Borrower is unconditionally obligated to pay the full amount of all Outstanding Claims without defense, counterclaim or offset.

(iv) Except for the Credit Agreement and other Loan Documents, including this Amendment, there has been no modification, compromise, forbearance, or waiver (written or oral) entered into or given by Lender to Credit Parties with respect to the Outstanding Claims.

(v) Lender has not filed or commended any action against Credit Parties based on the Outstanding Claims, and no such action will be pending in any court or other legal venue, and no judgments based upon the Outstanding Claims have been previously entered in favor of Lender in any legal proceeding.

(vi) That the Credit Agreement and each of the Loan Documents executed by the Credit Parties, respectively and as applicable, and all obligations due and owing thereunder, are valid and binding obligations of the Credit Parties, respectively and as applicable, enforceable against the Credit Parties in accordance with their respective terms.

(b) The Credit Parties acknowledge that the Outstanding Claims, or a portion thereof, are being or may be sold by Lender to a Purchaser in accordance with the Debt Purchase Agreement, and that payment of the purchase price by any such Purchaser to Lender for such Outstanding Claims may be conditioned upon the Borrower’s strict compliance with the terms of certain agreements to be entered into between the Borrower and any such Purchaser (the “Exchange Agreements”). If applicable, Borrower hereby covenants and agrees to strictly comply with each and every term and provision of the Exchange Agreements, including, without limitation, timely issuance and delivery of Common Stock to any such Purchaser upon conversion by such Purchaser of any convertible notes then in such Purchaser’s possession.

(c) The Credit Parties understand and acknowledge that Lender is relying on the representations, warranties and covenants of the Borrower and Corporate Guarantors set forth in this Amendment in order to enter into the Debt Purchase Agreement (or any future Debt Purchase Agreement), and the foregoing representations, warranties and acknowledgements by the Credit Parties are a material inducement for Lender to agree to a sale of the Outstanding Claims, or portion thereof, to any Purchaser, and without this acknowledgement, Lender would not have sold the Outstanding Claims, or portion thereof, to any such Purchaser.

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7. Payment of Obligations. The Credit Parties hereby agree that all outstanding Obligations due and owing under the Credit Agreement and other Loan Documents, including the Principal Obligations and the Advisory Fee Obligations, shall be paid as follows:

(a) Payments. As a material inducement for Lender to enter into this Amendment, the Borrower agrees to make payment for all Obligations due under the Credit Agreement and the other Loan Documents in accordance with this Section 7(a). The Borrower shall make payments to Lender in the amounts and on the respective due dates as set forth in the payment schedule attached hereto as Exhibit “A”, until the “Extended Maturity Date” (as hereinafter defined) (each length of time between payment due dates referred to as a “Payment Period”). Any payments due and owing as set forth in this Section 7(a), or a portion thereof, may be satisfied through the sale of the Outstanding Claims, or portions thereof, from time to time to a Purchaser under a Debt Purchase Agreement (any such payments referred to as the “Debt Sale Payments”), such that if Lender receives any sums during any Payment Period from Debt Sale Payments, then the Dollar amount of the sums so received by Lender from the Debt Sale Payments during such Payment Period shall be credited towards the payment due from the Borrower on the subsequent payment due date as follows: (A) if the Dollar amount of the sums received by Lender from the Debt Sale Payments during any Payment Period is equal to or greater than the payment due on the subsequent payment due date, then no further payment shall be due from Borrower on such subsequent payment due date; and (B) if the Dollar amount of the sums received by Lender from Debt Sale Payments during any Payment Period is less than the payment due on the subsequent payment due date, then Borrower shall be liable for and obligated to pay to Lender, on such subsequent payment due date, the difference between the amount of that payment and the Dollar amount of the sums received by Lender from any of the Debt Sale Payments during such Payment Period, if any, by wire transfer of Dollars to an account designated by Lender.

(b) Maturity Date. The Credit Agreement is hereby amended such that the Maturity Date shall be extended to the earlier to occur of: (i) September 28, 2017; or (ii) the occurrence of any Event of Default and acceleration of all Obligations pursuant to the Credit Agreement and other Loan Documents (the “Extended Maturity Date”). Notwithstanding anything contained in this Amendment, the Credit Agreement, or any other Loan Documents to the contrary, all Obligations owing by the Borrower and all other Credit Parties under the Credit Agreement and all other Loan Documents shall be paid in full by the Extended Maturity Date.

8. Ratification. The Credit Parties each hereby acknowledge, represent, warrant and confirm to Lender that: (i) each of the Loan Documents executed by the Credit Parties are valid and binding obligations of the Credit Parties, respectively and as applicable, enforceable against the Credit Parties in accordance with their respective terms; (ii) all Obligations of the Credit Parties under the Credit Agreement, all other Loan Documents and this Amendment, shall be and continue to be and remain (after execution of this Amendment and the Debt Purchase Agreement) secured by and under the Loan Documents, including the Security Agreements, the Guarantee Agreements, the Pledge Agreement, the Validity Certificate, and the UCC-l’s; and (iii) no oral representations, statements, or inducements have been made by Lender, or any agent or representative of Lender, with respect to the Credit Agreement, this Amendment, or any other Loan Documents, or the Debt Purchase Agreement.

9. Additional Confirmations. The Credit Parties hereby represent, warrant and covenant as follows: (i) that the Lender’s Liens and security interests in all of the “Collateral” (as such term is defined in the Credit Agreement and each of the Security Agreements) are and remain valid, perfected, first-priority security interests in such Collateral, subject only to Permitted Liens, and none of the Credit Parties have granted any other Liens or security interests of any nature or kind in favor of any other Person affecting any of such Collateral.

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10. Lender’s Conduct. As of the date of this Amendment, the Credit Parties hereby acknowledge and admit that: (i) the Lender has acted in good faith and has fulfilled and fully performed all of its obligations under or in connection with the Credit Agreement or any other Loan Documents; and (ii) that there are no other promises, obligations, understandings or agreements with respect to the Credit Agreement or the Loan Documents, except as expressly set forth herein, or in the Credit Agreement and other Loan Documents.

11. Redefined Terms. The term “Loan Documents,” as defined in the Credit Agreement and as used in this Amendment, shall be deemed to refer to and include this Amendment, the First Replacement Notes, and all other documents or instruments executed in connection with this Amendment.

12. Affirmation of Guaranty Agreement and Validity Certificate. The Corporate Guarantors and the Validity Guarantor do hereby acknowledge and agree as follows: (i) Corporate Guarantors and Validity Guarantor acknowledge having reviewed the terms of this Amendment, and agree to the terms thereof; (ii) that the Guarantee Agreements and the Validity Certificate, and all representations, warranties, covenants, agreements and guaranties made by Corporate Guarantors and Validity Guarantor thereunder, and any other Loan Documents by which the Corporate Guarantors and Validity Guarantor may be bound, respectively and as applicable, shall and do hereby remain, are effective and continue to apply to the Loan Documents, and with respect to all Obligations of the Borrower under the Loan Documents, as amended by this Amendment; (iii) that this Amendment shall not in any way adversely affect or impair the obligations of the Corporate Guarantors or the Validity Guarantor to Lender under any of the Loan Documents; and (iv) the Guarantee Agreements and the Validity Certificate are hereby ratified, confirmed and continued, all as of the date of this Amendment.

13. Representations and Warranties of the Borrower and Corporate Guarantors. The Borrower and Corporate Guarantors hereby make the following representations and warranties to the Lender:

(a) Authority and Approval of Agreement; Binding Effcct. The execution and delivery by the Borrower and Corporate Guarantors of this Amendment, the First Replacement Notes, and all other documents executed and delivered in connection herewith and therewith, and the performance by Borrower and Corporate Guarantors of all of their respective Obligations hereunder and thereunder, have been duly and validly authorized and approved by the Borrower and the Corporate Guarantors and then- respective board of directors pursuant to all applicable laws and no other corporate action or consent on the part of the Borrower, the Corporate Guarantors, their board of directors, stockholders or any other Person is necessary or required by the Borrower and Corporate Guarantors to execute this Amendment, the First Replacement Notes, and the documents executed and delivered in connection herewith and therewith, to consummate the transactions contemplated herein or therein, or perform all of the Borrower’s and Corporate Guarantors’ Obligations hereunder or thereunder. This Amendment, the First Replacement Notes, and each of the documents executed and delivered in connection herewith and therewith have been duly and validly executed by the Borrower and the Corporate Guarantors (and the officer executing this Amendment and all such other documents for each Borrower and Corporate Guarantors is duly authorized to act and execute same on behalf of each Borrower and Corporate Guarantors) and constitute the valid and legally binding agreements of the Borrower and Corporate Guarantors, enforceable against the Borrower and Corporate Guarantors in accordance with their respective terms.

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14. Indemnification. Each of the Credit Parties, jointly and severally, hereby indemnifies and holds the Lender Indemnitees, their successors and assigns, and each of them, harmless from and against any and all charges, complaints, claims, counter-claims, liabilities, obligations, promises, agreements, controversies, damages, actions, causes of action, cross-actions, threats, setoffs, equities, judgments, accounts, suits, liens, rights, demands, benefits, costs, losses, debts, expenses, and other distributions, of every kind and nature whatsoever, payable by any of the Lender Indemnitees to any Person, including reasonable attorneys’ and paralegals’ fees and expenses, court costs, settlement amounts, costs of investigation and interest thereon from the time such amounts are due at the highest non-usurious rate of interest permitted by applicable law (collectively, the “Claims”), through all negotiations, mediations, arbitrations, trial and appellate levels, as a result of, or arising out of, or relating to any matters relating to this Amendment, the Credit Agreement, or any other Loan Documents. The foregoing indemnification obligations shall survive the termination of the Credit Agreement or any of the Loan Documents, and repayment of the Obligations.

15. Waiver and Release. Each of the Credit Parties hereby represents and warrants to Lender that none of them have any defenses, setoffs, claims, counterclaims, cross-actions, equities, or any other Claims in favor of the Credit Parties, to or against the enforcement of any of the Loan Documents, and to the extent any of the Credit Parties have any such defenses, setoffs, claims, counterclaims, cross-actions, equities, or other Claims against Lender and/or against the enforceability of any of the Loan Documents, the Credit Parties each acknowledge and agree that same are hereby fully and unconditionally waived by the Credit Parties. In addition to the foregoing full and unconditional waiver, each of the Credit Parties does hereby release, waive, discharge, covenant not to sue, acquit, satisfy and forever discharges each of the Lender Indemnitees and their respective successors and assigns, from any and all Claims whatsoever, in law or in equity, whether known or unknown, whether suspected or unsuspected, whether fixed or contingent, which the Credit Parties ever had, now have, or which any successor or assign of the Credit Parties hereafter can, shall, or may have against any of the Lender Indemnitees or their successors and assigns, for, upon or by reason of any matter, cause or thing whatsoever, from the beginning of the world through and including the date hereof, including, without limitation, any matter, cause, or thing related to the Credit Agreement, this Amendment, the Original Convertible Note, the First Replacement Notes, or any other Loan Documents (collectively, the “Released Claims”). Without in any manner limiting the generality of the foregoing waiver and release, Credit Parties hereby agree and acknowledge that the Released Claims specifically include: (i) any and all Claims regarding or relating to the enforceability of the Loan Documents as against any of the Credit Parties; (ii) any and all Claims regarding, relating to, or otherwise challenging the governing law provisions of the Loan Documents; (iii) any and all Claims regarding or relating to the amount of principal, interest, fees or other Obligations due from any of the Credit Parties to the Lender under any of the Loan Documents; (iv) any and all Claims regarding or relating to Lender’s conduct or Lender’s failure to perform any of Lender’s covenants or obligations under any of the Loan Documents; (v) any and all Claims regarding or relating to any delivery or failure to deliver any notices by Lender to Credit Parties; (vi) any and all Claims regarding or relating to any failure by Lender to fund any advances or other amounts under any of the Loan Documents; (vii) any and all Claims regarding or relating to any advisory services (or the lack thereof) provided by Lender to any of the Credit Parties for which any advisory fees may be due and owing and included within the Obligations; and (viii) any and all Claims based on grounds of public policy, unconscionability, or implied covenants of fair dealing and good faith. The Credit Parties further expressly agree that the foregoing release and waiver agreement is intended to be as broad and inclusive as permitted by the laws governing the Loan Documents, and the Released Claims include all Claims that the Credit Parties do not know or suspect to exist, whether through ignorance, oversight, error, negligence, or otherwise, and which, if known, would materially affect their decision to enter into this Amendment. The foregoing waiver and release agreements by the Credit Parties are a material inducement for Lender to enter into this Amendment, and Lender’s agreement to enter into this Amendment is separate and material consideration to the Credit Parties for the waiver and release agreements contained herein, the receipt and sufficiency of such consideration hereby acknowledged by Credit Parties. In addition, each of the Credit Parties agrees and acknowledges that it has had an opportunity to negotiate the terms and provisions of this Amendment, including the foregoing waiver and release agreements, with and through their own competent counsel, and that each of the Credit Parties have sufficient leverage and economic bargaining power, and have used such leverage and economic bargaining power, to fairly and fully negotiate this Amendment, including the waiver and release agreements herein, in a manner that is acceptable to the Credit Parties. The foregoing waiver and release agreements shall survive the termination of the Credit Agreement or any of the Loan Documents, and repayment of the Obligations.

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16. Effect on Agreement and Loan Documents. Except as expressly amended by this Amendment, all of the terms and provisions of the Credit Agreement and the Loan Documents shall remain and continue in fall force and effect after the execution of this Amendment, are hereby ratified and confirmed, and incorporated herein by this reference.

17. Default. In addition to the Events of Default under the Credit Agreement, any breach or default by Credit Parties under this Amendment, which breach or default is not cured within ten (10) calendar days after notice of such breach or default is given to the Credit Parties, shall be deemed an immediate “Event of Default” under the Credit Agreement, and such Events of Default hereunder include, without limitation, the following: (i) failure by Borrower to consummate any and all of the Purchase Tranche Closings, as such term is defined in the Debt Purchase Agreement, because of any of the conditions described in Section 3(b) of the Debt Purchase Agreement; (ii) failure by the Purchaser to pay for any portion of the Applicable Purchase Price, as such term is defined in the Debt Purchase Agreement, for any and all of the Purchase Tranche Closings when due in accordance with the terms and provisions of the Debt Purchase Agreement and other applicable documents, if such failure to pay was caused by any action, inaction, or omission of any of the Credit Parties, or any of their agents, representatives and employees; (iii) failure by the Borrower to pay when due any other amounts due to Lender under this Amendment, including, without limitation, the amounts due under under Section 19(a) below; and (v) and other failure of the Credit Parties to comply with, satisfy or perform any term, provision, covenant or agreement of the Credit Parties under this Amendment or any of the Exchange Agreements.

18. Restriction on Sale of Advisory Fee Shares. So long as no Event of Default under the Credit Agreement or other Loan Documents occurs, and so long as no event has occurred that, with the passage of time, the giving of notice, or both, would constitute an Event of Default under the Credit Agreement or other Loan Documents, then Lender agrees that it will not sell any Advisory Fee Shares in the Principal Trading Market; provided, however, upon the occurrence of an Event of Default under the Credit Agreement or other Loan Documents, or the occurrence of any event that, with the passage of time, the giving of notice, or both, would constitute an Event of Default under the Credit Agreement or other Loan Documents, the restriction imposed by this Section 18 shall automatically terminate without further notice to any of the Credit Parties.

19. Execution. This Amendment may be executed in one or more counterparts, all of which taken together shall be deemed and considered one and the same Amendment. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf’ format file or other similar format file, such signature shall be deemed an original for all purposes and shall create a valid and binding obligation of the party executing same with the same force and effect as if such facsimile or “.pdf” signature page was an original thereof.

20. Fees and Expenses.

(a) Document Review and Legal Fees; Due Diligence. The Borrower hereby agrees to pay to the Lender or its counsel a legal fee equal to Three Thousand Five Hundred and No/100 Dollars ($3,500.00) for the preparation, negotiation and execution of this Amendment aid all other documents in connection herewith, which legal fee and costs, to the extent not previously paid, shall be paid simultaneously with the execution of this Amendment.

[Signatures on the following page]

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IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment as of the day and year first above written.

CREDIT PARTIES:

KSIX MEDIA HOLDINGS, INC.,		KSIX MEDIA, INC., a Nevada corporation
a Nevada corporation

By:	/s/ Carter Matzinger	By:	/s/ Carter Matzinger
Name:	CARTER MARTZINGER	Name:	CARTER MARTZINGER
Title:	CEO	Title:	CEO

BLVD MEDIA GROUP, LLC, a Nevada limited liability company		KSIX LLC, a Nevada limited liability company

By:	/s/ Carter Matzinger	By:	/s/ Carter Matzinger
Name:	CARTER MARTZINGER	Name:	CARTER MARTZINGER
Title:	PRESIDENT	Title:	PRESIDENT

DIGITIZEIQ LLC, an Illinois limited liability company

By:	/s/ Carter Matzinger
Name:	CARTER MARTZINGER
Title:	PRESIDENT

CARTER MATZINGER,
an Individual

By:	/s/ Carter Matzinger
Name:	CARTER MARTZINGER

LENDER:

TCA GLOBAL CREDIT MASTER FUND, LP

By:	TCA Global Credit Fund GP, Ltd.
Its:	General Partner

By:	/s/ Robert Press
Robert Press, Director

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EXHIBIT “A”

PAYMENT SCHEDULE

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		Principle	Interest	Principal	Total	IB fee	Total Monthly
Period		Balance	Payment	Payment	Interest	payment	Payment
8/29/2016
9/29/2016	1	332,073.12	4,981.10	23,324.93	4,981.10	25,146.3	53,452.33
10/29/2016	2	308,748.19	4,631.22	23,674.81	9,612.32	25,146.3	53,452.33
11/29/2016	3	285,073.38	4,276.10	24,029.93	13,888.42	25,146.3	53,452.33
12/29/2016	4	261,043.45	3,915.65	24,390.38	17,804.07	25,146.3	53,452.33
1/29/2017	5	236,553.07	3,549.80	24,756.24	21,353.87	25,146.3	53,452.33
2/28/2017	6	211,896.83	3,178.45	25,127.58	24,532.32	25,146 3	53,452.33
3/28/2017	7	186,769.25	2,801.54	25,504.49	27,333.86	25,146.3	53,452.33
4/28/2017	8	161,264.76	2,418.97	25,887.06	29,752.83	25,146.3	53,452.33
5/28/2017	9	135,377.70	2,030.67	26,275.37	31,783.50	25,146.3	53,452.33
6/28/2017	10	109,102.33	1,636.53	26,669.50	33,420.03	25,146.3	53,452.33
7/28/2017	11	82,432.84	1,236.49	27,069.54	34,656.52	25,146.3	53,452.33
8/28/2017	12	55,363.30	830.45	27,475.58	35,486.97	25,146.3	53,452.33
9/28/2017	13	27,887.72	418.32	27,887.72	35,905.29	25,146.3	53,452.33

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